EX-e(9)

VARIABLE UNIVERSAL LIFE INSURANCE BENEFIT SELECTION/PREMIUM ALLOCATION

JACKSON®
NATIONAL LIFE INSURANCE COMPANY
Home Office: Lansing, Michigan
www.jackson.com

PLEASE PRINT

Must accompany the application. Complete for all VUL Insurance Policies.

Proposed Insured

First Name	Middle Name	Last Name	Date of Birth (mm/dd/yyyy)	Social Security Number
			/ /	

Policy Owner (if other than Proposed Insured)

Individual Name (First, Middle, Last) or Non-Natural Owner/Entity Name	Date of Birth (mm/dd/yyyy)	Social Security/Tax I.D. No.
	/ /	

Death Benefit Qualification Test

Select one of the following death benefit qualification tests **(Once selected, this choice may not be changed):**

☐ Guideline Premium and Cash Value Corridor Test
☐ Cash Value Accumulation Test

Cash Value Accumulation Test Not Available

Optional Benefits

Benefits/Riders (if available)

☐ Primary Insured Term Companion Policy
Product Name: ____________
Death Benefit: $ ____________
☐ Other Insured Term Insurance Rider
(please complete separate application)
☐ Children's Insurance Rider (CIR) ______ Units
(complete X3250 for CIR riders.)

Waiver Options (May select only one)

☐ Waiver of Specified Premium
Amount to be waived annually: $___________
☐ Waiver of Monthly Deductions

Death Benefit Options

Select only one:

☐ Death Benefit Option A
☐ Death Benefit Option B
☐ Death Benefit Option C[1]

[1] The Guaranteed Death Benefit Rider is not included if this option is selected.

Telephone and Electronic Transfers Authorization

By checking "Yes," I (we) authorize Jackson National Life Insurance Company®(Jackson®) to accept Investment Divisions/Fixed Account transfers/allocation changes via telephone, internet, or other electronic medium from me (us) and my (our) Producer/Representative subject to Jackson's administrative procedures. This authorization is not extended to Authorized Callers.

Do you authorize these types of transfers? Yes ☐ No ☐

Jackson has administrative procedures that are designed to provide reasonable assurances that telephone/electronic authorizations are genuine. If Jackson fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) agree that Jackson, its affiliates, and subsidiaries shall not be liable for losses incurred in connection with telephone/electronic instructions received, and acted on in good faith, not withstanding subsequent allegations of error or mistake in connection with any such transaction instruction.

If no election is made, Jackson will default to "No" for residents of Nebraska, New Hampshire, and North Dakota and to "Yes" for residents of all other states.

Premium Allocation and Source of Monthly Deductions

Premium Allocation. Please select from the following Investment Divisions and Fixed Account option by entering whole percentages in the left-hand columns. Subsequent payments will be invested in the selected Investment Division(s) and Fixed Account option unless Jackson is otherwise instructed. **Use whole percentages only.**

Source of Monthly Deductions. You may indicate the percentages of the monthly deductions to be withdrawn from the Investment Division(s) listed below by entering whole percentages (must total 100%) in the right-hand columns. If you do not enter percentages, monthly deductions will be subtracted from all Investment Division(s) in proportion to their value on the Monthly Anniversary.

Premium Allocation	Investment Divisions	Source of Monthly Deductions
	JNL® /American Funds®	
______	Blue Chip Income and Growth	______
______	Global Bond	______
______	Global Small Capitalization	______
______	Growth-Income	______
______	International	______
______	New World	______
	JNL/BlackRock	
______	Commodity Securities	______
______	Global Allocation	______
	JNL/Brookfield	
______	Global Infrastructure	______
	JNL/Capital Guardian	
______	Global Balanced	______
______	Global Diversified Research	______
	JNL/DFA	
______	U.S. Core Equity	______
	JNL/Eagle	
______	SmallCap Equity	______
	JNL/Eastspring Investments	
______	Asia ex-Japan	______
______	China-India	______
	JNL/Franklin Templeton	
______	Global Growth	______
______	Income	______
______	International Small Cap Growth	______
______	Mutual Shares	______
______	Small Cap Value	______
______	Global Multisector Bond	______
	JNL/Goldman Sachs	
______	Core Plus Bond	______
______	Mid Cap Value	______
______	U.S. Equity Flex	______
	JNL/Invesco	
______	Global Real Estate	______
______	International Growth	______
______	Large Cap Growth	______
______	Small Cap Growth	______
	JNL/Ivy	
______	Asset Strategy	______
	JNL/JPMorgan	
______	International Value	______
______	MidCap Growth	______
______	U.S. Government & Quality Bond	______
	JNL/Lazard	
______	Mid Cap Equity	______
	JNL/M&G	
______	Global Basics	______
______	Global Leaders	______
	JNL/Mellon Capital Management	
______	JNL 5	______
______	25	______
______	Select Small-Cap	______
______	JNL Optimized 5	______
______	VIP	______
______	Dow℠ Dividend	______
______	European 30	______
______	Nasdaq® 25	______

Premium Allocation	Investment Divisions	Source of Monthly Deductions
	JNL/Mellon (continued)	
______	NYSE® International 25	______
______	Pacific Rim 30	______
______	Emerging Markets Index	______
______	Dow Jones U.S. Contrarian Opportunities Index℠	______
______	S&P® 24	______
______	S&P SMid 60	______
______	Value Line® 30	______
______	S&P 500® Index	______
______	S&P 400 MidCap Index	______
______	Small Cap Index	______
______	International Index	______
______	Bond Index	______
______	Communications Sector	______
______	Consumer Brands Sector	______
______	Financial Sector	______
______	Healthcare Sector	______
______	Oil & Gas Sector	______
______	Technology Sector	______
	JNL/Morgan Stanley	
______	Mid Cap Growth	______
	JNL/Neuberger Berman	
______	Strategic Income	______
	JNL/Oppenheimer	
______	Global Growth	______
	JNL/PIMCO	
______	Real Return	______
______	Total Return Bond	______
	JNL/PPM America	
______	High Yield Bond	______
______	Mid Cap Value	______
______	Small Cap Value	______
______	Value Equity	______
	JNL/T. Rowe Price	
______	Established Growth	______
______	Mid-Cap Growth	______
______	Short-Term Bond	______
______	Value	______
	JNL/UBS	
______	Large Cap Select Growth	______
	JNL/WMC	
______	Balanced	______
______	Money Market	______
______	Value	______
	JNL/S&P	
______	Competitive Advantage	______
______	Dividend Income & Growth	______
______	Intrinsic Value	______
______	Total Yield	______
______	**Fixed Account ***	______
______	**Totals (must equal 100%)**	______

* Only one transfer per Policy Year is allowed from the Fixed Account (unless Rebalancing or Dollar Cost Averaging has been elected). The transfer amount is limited to the greater of $1,000 (or Fixed Account Value if less), the amount transferred out of the Fixed Account in the previous year, or 25% of the Fixed Account Value.

Systematic Investment (periodic premium allocation program)

If you wish to establish automatic rebalancing for your asset allocation indicate the start date and frequency of rebalancing below.

Start Date for Rebalancing (mm/dd/yyyy): ____________________

Frequency of Rebalancing: ☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

NOTE: Start date must be after the allocation date. If no start date is selected, rebalancing will begin on the Monthly Anniversary one month/quarter/half year/year period (depending on the frequency You selected) from the date Jackson receives this form at its Service Center in Good Order. If no frequency is selected, the frequency will be annual. No transfers will be made on days 29, 30 or 31, unless set up on an annual frequency.

Transfer Information

Complete this section if you are transferring assets from another policy or contract. The approximate amount of transfer is the net amount to be sent to Jackson.

Approximate Amount of Transfer: $ ____________________

Transfer Type *(Only non-qualified funds can be accepted)*

- ☐ **Non-1035 Exchange Funds**
- ☐ **Life Insurance Policy, 1035 Exchange**
  - ☐ This Policy is a Modified Endowment Contract (MEC).
  - ☐ An existing loan with approximate value of $ ____________________ is being transferred. (This amount will be allocated to the loan account as collateral for the loan.)

Suitability - To be completed by the Policy Owner

1. Do you believe that the Policy applied for will meet your insurance and financial objectives?............... . ☐ Yes ☐ No
2. Do you understand that the death benefit, policy value, and surrender value may increase or decrease depending on the experience of the Fixed Account and Investment Divisions?.. ☐ Yes ☐ No
3. Do you understand that upon issue of the Policy the initial premium will be allocated to a Fixed Account until the Allocation Date? (Please see the prospectus for details).. ☐ Yes ☐ No
4. Did you receive a copy of the prospectus?.. ☐ Yes ☐ No
5. Do you understand that the Policy applied for may lapse if the net policy value less any applicable surrender charge becomes insufficient to cover the Policy's monthly deductions?.................................. ☐ Yes ☐ No
6. Do you understand that any personalized illustrations received are based on a hypothetical rate of return assumption that may not be indicative of actual future investment experience of the Investment Division(s) or actual interest credited to the Fixed Account?... ☐ Yes ☐ No

Date of the prospectus (mm/dd/yyyy): ______________

THE DEATH BENEFIT PROCEEDS AND AMOUNTS IN THE INVESTMENT DIVISION(S) ARE NOT GUARANTEED AND MAY INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE INVESTMENT DIVISION(S).

Premium Received in Excess of IRC Premium Limitations

For Premiums received within 15 days prior to a Policy Anniversary you authorize Jackson National Life Insurance Company to hold any Premium in excess of any Internal Revenue Code 7702 or 7702A premium limits to be applied in the next Policy Year. Please see the Premium and Premium Limits section of your prospectus for information on these limits. No interest will be paid on funds held for this reason and the funds will not be protected by any insurance guaranty fund or deposit insurance until they are applied as Premium.

Premiums received within 15 days prior to a Policy Anniversary will be considered Premium for the next Policy Year for any applicable Sales Charges.

Signatures

Owner's Signature	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Joint Owner's Signature	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Producer/Representative Signature	Date Signed (mm/dd/yyyy)
	/ /